UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2024

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(844) 696-5235

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

On December 10, 2024, ImmunityBio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Piper Sandler & Co., as representatives (the “Representatives”) of the several underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 33,333,334 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Firm Shares were sold at a price to the public of $3.00 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 5,000,000 shares of Common Stock (collectively, the “Option Shares”) at the public offering price, less underwriting discounts and commissions. The offering is anticipated to close on December 12, 2024, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $93.1 million from the sale of the Firm Shares and $107.2 million if the Underwriters exercise the option to purchase all of the Option Shares.

The shares of Common Stock were offered and sold in the offering pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-278770) (the “Registration Statement”), which became automatically effective on April 17, 2024, as supplemented by a preliminary prospectus supplement, dated December 10, 2024, and a final prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. In addition, pursuant to the terms of the Underwriting Agreement, the officers and directors of the Company and certain related entities have entered into “lock-up” arrangements with the Underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 60-day period, subject to certain exceptions.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Debt Restructuring

Contingent upon the closing of the offering, Nant Capital, LLC (“Nant Capital”) and the Company have agreed to restructure the remaining outstanding notes held by Nant Capital into a consolidated $505.0 million note (the “Consolidated Note” and such transaction, the “Debt Restructuring”) due December 31, 2027, bearing interest at 3-month Term Secured Overnight Financing Rate (“SOFR”) plus 8.0% per annum. Interest is payable on the Consolidated Note quarterly in arrears. The principal amount of the Consolidated Note shall be convertible in full (and not partially) at the holder’s option, at a price per share equal to $5.427. The holder can request up to $50.0 million of the outstanding principal amount and accrued interest to be repaid upon consummation of a strategic partnering transaction with a large biopharmaceutical company. The Consolidated Note contains customary events of default and related remedies.

The foregoing is only a brief description of the material terms of the Consolidated Note, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Consolidated Note that is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Limited Consent and Amendment to Revenue Interest Purchase Agreement

On December 10, 2024, in connection with the Debt Restructuring, the Company entered into a Limited Consent and Amendment to Revenue Interest Purchase Agreement (the “Amendment”) by and among the Company, the purchasers party thereto (the “Purchasers”) and Infinity SA LLC, as collateral agent and administrative agent for the Purchasers (the “Agent”), which amends that certain Revenue Interest Purchase Agreement dated as of December 29, 2023, by and among the Company, the Purchasers and the Agent (as amended, the “RIPA”). In addition to providing Oberland Capital Management LLC’s consent to the Debt Restructuring, the Amendment amends the RIPA to, among other things, add additional conditions to the payment of certain existing indebtedness.

The foregoing is only a brief description of the material terms of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 1.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On December 11, 2024, the Company issued a press release announcing the pricing of the offering described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with such offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Investors should review the risks and uncertainties contained in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as other risks set forth in our other filings with the SEC. We caution you that the forward-looking information presented in this Current Report on Form 8-K is not a guarantee of future events, and that actual events may differ materially from those described in or suggested by the forward-looking information contained in this Current Report on Form 8-K. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other similar terminology. Any forward-looking information presented herein is made only as of the date of this Current Report on Form 8-K, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 10, 2024 by and among the Company, Jefferies LLC, Piper Sandler & Co., as representatives of the underwriters.

1.2	Second Amended and Restated Promissory Note by and between the Company and Nant Capital, LLC, dated as of December 10, 2024.

1.3	Limited Consent and Amendment to Revenue Interest Purchase Agreement by and between the Company, the purchasers party thereto, and Infinity SA LLC, as collateral agent and administrative agent for the Purchasers.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

99.1	Press Release, dated December 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: December 11, 2024	By:	/s/ David Sachs
David Sachs
Chief Financial Officer